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                                                                  EXHIBIT 10.1.3


                            NON-COMPETITION AGREEMENT


     This Non-Competition Agreement (the "Agreement") is made and entered into this 1st day of September, 1997 by and between Swisher Pest Control Corp. (the "Company") and Robert M. McCain, Jr. (the "Executive").

     WHEREAS, Executive has accepted employment with Swisher in connection with that certain Asset Purchase Agreement of even date herewith; and

     WHEREAS, during his employment with Swisher, Executive shall receive valuable proprietary information of Swisher;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

          1. The Executive hereby recognizes and acknowledges that during the course of his employment by the Company, the Company has disclosed and will furnish, disclose, or make available to the Executive confidential and proprietary information related to the Company's business including, without limitation, customer lists, financial information, ideas, processes, inventions, and devices (the "Confidential Information"), that such Confidential Information has been developed and will be developed through the expenditure by the Company of substantial time and money and that all such Confidential Information, except to the extent it is in the public domain, shall constitute trade secrets protected under applicable law. The Executive further agrees to use such Confidential Information only for the purpose of carrying out his duties with the Company and agrees that he will not, after his last day of employment with the Company, misappropriate for himself or others or disclose to any third party, either directly or indirectly, any Confidential Information. It is expressly understood that Executive shall not be in breach of this Agreement for any disclosure he is required to make by virtue of a final unappealable order of a court of competent jurisdiction. It is further expressly agreed that Executive shall return to the Company at the time of termination and not retain any property belonging to the Company, including, without limitation, any and all originals and copies of documents referencing or containing any Confidential Information.

          2. The Executive hereby agrees that for a period of thirty-six (36) months, following his last day of employment by the Company, Executive shall not, without the written consent of the Company, solicit, entice, or persuade any other employees of the Company or any affiliate of the Company to leave the services of the Company or such affiliate for any reason.

          3. It is the intention of the parties to create a nationwide chain of quality termite and pest control operations. Company has expended and will continue to expend considerable sums to further the development of the chain. Executive possesses the knowledge, skills and expertise necessary to further development of the chain. The Executive agrees that during the course of his employment with the Company, he will not enter into any relationship whatsoever, either directly or indirectly, alone or in a partnership, or as an officer, director,




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employee or stockholder of any corporation or other business entity (other than the Company), or otherwise acquire or agree to acquire a significant present or future equity or other proprietorship interest, whether as a stockholder, partner, proprietor, or otherwise, with any enterprise, business, or division thereof (other than the Company), which is engaged in a business or businesses similar to those engaged in by the Company and (i) for a period of twelve (12) months in those DMA's within the United States in which the Company is conducting business at the time of Executive's proposed new employment and (ii) for a period of twenty-four (24) months within the states of North Carolina and South Carolina and neither actively nor as an investor in Union County, North Carolina and a fifty (50) mile radius around Union County, unless as an investor in a Swisher Pest Control franchise. For purposes of this Agreement, "DMA" means Designated Market Area as determined by the A. C. Nielsen Company from time to time; provided that, this covenant shall be void and of no further force and effect if the Company defaults (beyond any cure period) in any payments due and payable under that certain Installment Promissory Note of even date herewith payable to Carolina Termite & Pest Control, Inc. or pursuant to this covenant not to compete.

          4. The Executive acknowledges that the restrictions placed upon him by this Agreement are reasonable, given the nature of his position, and that there is sufficient consideration promised him pursuant to this Agreement to support these restrictions.

          5. The restrictions of this Agreement shall survive Executive's last day of employment by the Company and shall be in addition to any restrictions imposed upon the Executive by statute or at common law.

          6. In consideration of the covenant not to compete provided in this Agreement Company agrees to pay Employee a total of Three Hundred Sixty Seven Thousand Three Hundred Ninety Four and 00/l00 Dollars ($367,394.00). Payment shall be made as follows: One Hundred Thousand and 00/l00 Dollars ($100,000.00) at Closing as defined in the Asset Purchase Agreement. Monthly installment payments in the amount of Four Thousand Four Hundred Fifty Six and 57/100 Dollars ($4,456.57) commencing October 1, 1997 until fully paid. The obligation to make the payments required under this Section 6 shall survive the termination (but not the breach) of this Agreement and the death of the Executive.

          7. The Executive hereby expressly acknowledges that any breach or threatened breach by the Executive of any of the terms set forth in Section 3 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which may be impossible to establish. Therefore, the Executive agrees that the Company shall be entitled to apply for injunctive relief in North Carolina or any other court of appropriate jurisdiction. The provisions of this Section 7 shall survive the Employment Term.

          8. This Agreement shall be binding upon the Executive, the heirs and personal representative or representatives of the Executive and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Executive.



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          9. Any notice required or permitted by this Agreement shall be in writing, sent by personal delivery, or by registered or certified mail, return receipt requested, addressed to Executive's immediate supervisor and the Company at its then principal office, or to the Executive at his then current address, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose of a notice given to the other party in compliance with this Section 9. Notices shall be deemed given when received.

          10. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina without regard to conflict of law principles and the parties agree to submit themselves to the jurisdiction of the federal or state courts of the State of North Carolina for any claim arising under this Agreement which is brought by the other party in North Carolina.

          11. Except insofar as Company elects at any time to enforce this Agreement by any judicial process, injunction or specific performance, any controversy, dispute, question or claim arising out of or relating to this Agreement or its interpretation, performance, or non-performance, or any breach hereof, including, without limitation, any claim that this Agreement or any part thereof is invalid, illegal or otherwise voidable or void, shall be submitted to final and binding arbitration process in accordance with the Rules of the American Arbitration Association. Judgment on the arbitration award may be entered in the highest state court in the State of North Carolina having jurisdiction thereof, provided, however that this provision shall not construed to limit any rights which Company may have to apply to any court of competent jurisdiction for injunctive or similar provisional relief. The substantive law of the State of North Carolina shall be applied by the arbitrators and this requirement shall be deemed jurisdictional. This arbitration provision shall be deemed self-executing, and in the event that any party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party notwithstanding said failure to appear. The parties agree that such arbitration shall be conducted in Charlotte, North Carolina and shall remain confidential between the parties except as required by law. Any dollar judgment against Company shall not provide for punitive or exemplary damages.

          12. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the employment of Executive, the compensation or benefits promised to Executive or any other agreement or understanding relating in any way to the subject matter in this Agreement. No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceable shall not affect the remaining provisions hereof



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and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law. The compensation provided to the Executive pursuant to this Agreement shall be subject to any withholding and deductions required by any applicable tax laws. Any amounts payable to the Executive hereunder after the death of the Executive shall be paid to the Executive's estate or legal representative.

     IN WITNESS WHEREOF the parties have duly executed and delivered this Agreement as of the day and year first above written.



                                        SWISHER PEST CONTROL CORP.


                                        By:
                                           -------------------------------------
                                             President



                                        ----------------------------------------
                                        Robert M. McCain, Jr.



                                    GUARANTY

     FOR VALUE RECEIVED, the undersigned hereby unconditionally guarantees the payment required by this Agreement when due, and hereby waives (i) notice of acceptance hereof and of any defaults of the Maker in the making of any such payment and (ii) any presentiment, demand, protest or notice of any kind. The undersigned hereby agrees that said Agreement- may be modified, amended and supplemented in any manner, including the renewal or extension of any kind of said Agreement, without their consent, and that no such modification, amendment, supplement, renewal or extension and no invalidity of said agreement shall release, affect or impair the liability of the undersigned hereunder.


                                        SWISHER INTERNATIONAL, INC.


                                        By:
                                           -------------------------------------
                                           President & Chief Executive Officer




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